EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS AUGUST 2007

OPERATIONAL PERFORMANCE

HOUSTON, Sept. 4, 2007 - Continental Airlines (NYSE: CAL) today reported an August consolidated (mainline plus regional) load factor of 85.3 percent, 2.9 points above the August 2006 consolidated load factor, and a mainline load factor of 85.9 percent, 2.9 points above the August 2006 mainline load factor. The carrier reported a domestic mainline load factor of 88.0 percent, 2.5 points above August 2006, and an international mainline load factor of 83.7 percent, 3.4 points above August 2006. All four were records for August. Domestic load factor was an all time record.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 75.3 percent and a mainline segment completion factor of 99.2 percent.

In August 2007, Continental flew 9.1 billion consolidated revenue passenger miles (RPMs) and 10.6 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 8.1 percent and a capacity increase of 4.4 percent as compared to August 2006. In August 2007, Continental flew 8.2 billion mainline RPMs and 9.5 billion mainline ASMs, resulting in a mainline traffic increase of 9.7 percent and a mainline capacity increase of 6.0 percent as compared to August 2006. Domestic mainline traffic was 4.3 billion RPMs in August 2007, up 8.7 percent from August 2006, and domestic mainline capacity was 4.9 billion ASMs, up 5.6 percent from August 2006.

For August 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 6.5 and 7.5 percent compared to August 2006, while mainline passenger RASM is estimated to have increased between 8.0 and 9.0 percent compared to August 2006. For July 2007, consolidated passenger RASM increased 3.0 percent compared to July 2006, while mainline passenger RASM increased 4.1 percent from July 2006.

Continental's regional operations had a record August load factor of 80.2 percent, 2.2 points above the August 2006 load factor. Regional RPMs were 912.3 million and regional ASMs were 1,137.7 million in August 2007, resulting in a traffic decrease of 4.9 percent and a capacity decrease of 7.5 percent versus August 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines. With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2007 list of World's Most Admired Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
AUGUST	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	4,329,100	3,981,998	8.7	Percent

International	3,834,162	3,456,972	10.9	Percent
Transatlantic	2,033,507	1,765,194	15.2	Percent
Latin America	1,077,232	1,020,205	5.6	Percent
Pacific	723,423	671,573	7.7	Percent

Mainline	8,163,262	7,438,970	9.7	Percent
Regional	912,292	959,435	-4.9	Percent
Consolidated	9,075,554	8,398,405	8.1	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,917,424	4,654,891	5.6	Percent

International	4,580,806	4,305,204	6.4	Percent
Transatlantic	2,429,420	2,200,637	10.4	Percent
Latin America	1,288,572	1,260,029	2.3	Percent
Pacific	862,814	844,538	2.2	Percent

Mainline	9,498,230	8,960,095	6.0	Percent
Regional	1,137,690	1,230,027	-7.5	Percent
Consolidated	10,635,920	10,190,122	4.4	Percent
PASSENGER LOAD FACTOR
Domestic	88.0 Percent	85.5 Percent	2.5	Points

International	83.7 Percent	80.3 Percent	3.4	Points
Transatlantic	83.7 Percent	80.2 Percent	3.5	Points
Latin America	83.6 Percent	81.0 Percent	2.6	Points
Pacific	83.8 Percent	79.5 Percent	4.3	Points

Mainline	85.9 Percent	83.0 Percent	2.9	Points
Regional	80.2 Percent	78.0 Percent	2.2	Points
Consolidated	85.3 Percent	82.4 Percent	2.9	Points
ONBOARD PASSENGERS
Mainline	4,761,799	4,356,907	9.3	Percent
Regional	1,646,488	1,679,477	-2.0	Percent
Consolidated	6,408,287	6,036,384	6.2	Percent
CARGO REVENUE TON MILES (000)
Total	82,093	87,743	-6.4	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	30,844,424	29,155,593	5.8	Percent

International	26,649,448	24,690,106	7.9	Percent
Transatlantic	13,468,301	11,992,425	12.3	Percent
Latin America	8,001,622	7,661,192	4.4	Percent
Pacific	5,179,525	5,036,489	2.8	Percent

Mainline	57,493,872	53,845,699	6.8	Percent
Regional	6,712,903	6,991,667	-4.0	Percent
Consolidated	64,206,775	60,837,366	5.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	36,396,463	34,653,024	5.0	Percent

International	33,036,399	31,244,916	5.7	Percent
Transatlantic	16,728,788	15,132,687	10.5	Percent
Latin America	9,756,049	9,582,867	1.8	Percent
Pacific	6,551,562	6,529,362	0.3	Percent

Mainline	69,432,862	65,897,940	5.4	Percent
Regional	8,523,055	8,903,610	-4.3	Percent
Consolidated	77,955,917	74,801,550	4.2	Percent
PASSENGER LOAD FACTOR
Domestic	84.7 Percent	84.1 Percent	0.6	Points

International	80.7 Percent	79.0 Percent	1.7	Points
Transatlantic	80.5 Percent	79.2 Percent	1.3	Points
Latin America	82.0 Percent	79.9 Percent	2.1	Points
Pacific	79.1 Percent	77.1 Percent	2.0	Points

Mainline	82.8 Percent	81.7 Percent	1.1	Points
Regional	78.8 Percent	78.5 Percent	0.3	Points
Consolidated	82.4 Percent	81.3 Percent	1.1	Points
ONBOARD PASSENGERS
Mainline	34,897,544	33,177,295	5.2	Percent
Regional	12,166,325	12,341,311	-1.4	Percent
Consolidated	47,063,869	45,518,606	3.4	Percent
CARGO REVENUE TON MILES (000)
Total	671,296	703,729	-4.6	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
AUGUST	2007	2006	Change
On-Time Performance [1]	75.3%	76.3%	(1.0)	Points
Completion Factor [2]	99.2%	99.6%	(0.4)	Points
July 2007 year-over-year consolidated RASM change			3.0	Percent
July 2007 year-over-year mainline RASM change			4.1	Percent
August 2007 estimated year-over-year consolidated RASM change			6.5 - 7.5	Percent
August 2007 estimated year-over-year mainline RASM change			8.0 - 9.0	Percent
August 2007 estimated average price per gallon of fuel, including fuel taxes			2.23	Dollars
Third Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			2.21	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
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